EXHIBIT 10.3

SHARED SERVICES AGREEMENT

by and between

GREAT WHITE ENERGY SERVICES LLC

AND

EVEREST OPERATIONS MANAGEMENT LLC

Dated as of

March 1, 2007

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (the “Agreement”) is entered into effective as of the 1st day of March, 2007, by and between GREAT WHITE ENERGY SERVICES LLC, a Delaware limited liability company (“Great White”), and EVEREST OPERATIONS MANAGEMENT LLC, a Delaware limited liability company, its subsidiaries, affiliates, successors and assigns (“Everest”). Great White and Everest may be referred to in this Agreement separately as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, Everest desires to receive certain administrative and support services from Great White, subject to the terms and conditions described in this Agreement; and

WHEREAS, in order to assist Everest in general operations, Great White desires to provide such services to Everest, subject to the terms and conditions described in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

SERVICES

SECTION 1.1    SERVICES. Subject to the terms and conditions of this Agreement, Great White, acting directly or through its Affiliates (as hereafter defined) or their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to Everest, its affiliates and its subsidiaries the services set forth on Exhibit “A” (with any additional services provided pursuant to Section 1.3 being collectively referred to as the “Services”). Everest acknowledges and agrees that, except as may be expressly set forth in this Agreement as to a Service, Great White shall not be obligated to provide, or cause to be provided, any service or goods to Everest. For purposes of this Agreement, “Affiliate” shall mean as to any person another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person controlled, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything in this Agreement to the contrary, neither a Party or any of its majority owned subsidiaries shall be deemed an Affiliate of the other Party.

SECTION 1.2    SERVICE COORDINATORS. Each Party will nominate a representative to act as its primary contact with respect to the provision of the Services as contemplated by this Agreement (collectively, the “Service Coordinators”). The initial Service Coordinators shall be Josh Pruett for Great White and Robert Fitzgerald for Everest. Unless otherwise agreed, all notices and communications relating to this Agreement other than those day to day communications and billings relating to the actual provision of the Services shall be directed to the Service Coordinators.

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SECTION 1.3    ADDITIONAL SERVICES. Subject to any limitations set forth in this Agreement and Exhibit “A”, Everest may request additional Services from Great White by providing written notice. Upon the mutual written agreement as to the nature, cost, duration and scope of such additional Services, the Parties shall supplement in writing Exhibit “A” to include such additional Services. In accordance with Section 3.2, the Parties may discontinue one or more Services under this Agreement.

SECTION 1.4    EMPLOYEES, STANDARD OF PERFORMANCE AND LEGAL COMPLIANCE.

(a)    Great White shall cause its employees (collectively, the “Employees”) to devote such time and effort to the business of Everest as shall be reasonably necessary to perform the Services; provided, that the Employees shall not be precluded from engaging in other business activities for or on behalf of Great White or its Affiliates. The Employees shall not receive any additional compensation from Everest for holding any office, serving as an officer of Everest or providing the Services without the prior written consent of Great White. All duties and services of the Employees shall be rendered at the offices of Great White subject to reasonable travel requirements. Unless otherwise expressly provided for in this Agreement, all matters pertaining to the employment of the Employees are the sole responsibility of Great White, which shall in all respects be the employer of such Employees. At no time shall the employees, agents and consultants of Great White, any independent contractors engaged by Great White and/or the employees of any such independent contractors be considered employees of Everest. This Agreement is not one of agency between Great White and Everest, but one with Great White engaged independently in the business of providing services as an independent contractor. All employment arrangements are therefore solely Great White’s concern, and Everest shall not have any liability with respect thereto except as otherwise expressly set forth in this Agreement.

(b)    The Services shall be performed with the same general degree of care as when performed within the Great White’s organization. In the event Great White fails to provide, or cause to be provided, the Services, the sole and exclusive remedy of Everest shall be to, at Everest’s sole discretion, either (i) have the Service performed until satisfactory, or (ii) not pay for such Service, or if payment has already been made, receive a refund of the payment made for such defective service; provided that in the event Great White defaults in the manner described in Section 3.3, Everest shall have the further rights set forth in Section 3.3.

(c)    Great White further covenants and represents to Everest that it shall comply in all material respect with all applicable laws, rules, regulations and requirements of any governmental body which may be applicable to the Services provided by Great White. Great White shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including all Services) under this Agreement and shall at all times comply with the terms and conditions of such permits, approvals and licenses. Great White shall notify Everest’s Service Coordinator immediately upon receipt of notice of (i) any material threatened or pending governmental orders, proceedings or lawsuit involving Everest or (ii) any material violations relating to the use or maintenance of Everest’s assets.

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SECTION 1.5    CONFLICT WITH LAWS. Notwithstanding any other provision of this Agreement, Great White shall not be required to provide a Service to the extent the provision thereof would violate or contravene any applicable law. To the extent that the provision of any such Service would violate any applicable law, the Parties agree to work together in good faith to provide such Service in a manner which would not violate any law.

ARTICLE II

SERVICE CHARGES

SECTION 2.1    COMPENSATION. As compensation for the Services and any expenses reasonably incurred by Great White in providing the Services during the term of this Agreement, Everest shall pay Great White as provided in Exhibit “A” or at such hourly rates or other amounts that are otherwise mutually agreed to in writing between the Parties.

SECTION 2.2    PAYMENT. Any amounts due to Great White from Everest for the Services shall be due and payable within thirty (30) days after the calendar month in which the Services were provided. All invoices should be paid in their entirety and any disputed charges should be stated in writing to Service Coordinator identified in Section 1.2 of this agreement.

ARTICLE III

TERM AND DISCONTINUATION OF SERVICES

SECTION 3.1    TERM. The term of this Agreement shall be effective as of the date first written above and shall continue in force until the earlier of (i) two (2) years from the date of this Agreement or (ii) the termination of all Services in accordance with Section 3.3. Upon the expiration of the term, this Agreement shall continue on a month-to-month basis until canceled by either Party upon thirty (30) days prior written notice. Any extension of this Agreement must be made by the Parties in writing.

SECTION 3.2    DISCONTINUANCE OF SERVICES. Either Party may, with the other Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), elect to discontinue any individual Service from time to time. In the event of any termination with respect to one or more, but less than all, of the Services, this Agreement shall continue in full force and effect with respect to any remaining Services. The Parties shall supplement Exhibit “A” to reflect the termination of any such Services.

SECTION 3.3    TERMINATION. This Agreement may be terminated as follows: (i) Either Party may terminate this Agreement at any time upon not less than sixty (60) days written notice to the other Party; or (ii) either Party may terminate this Agreement upon immediate written notice if the other Party is in material breach or default with respect to any term or provision of this Agreement and fails to cure the same within thirty (30) days of receipt of notice of such breach or default. Everest’s right to terminate this Agreement as provided in this Section 3.3 and the rights set forth in Sections 1.4(b) and 4.1 shall constitute Everest’s sole and exclusive rights and remedies for a breach by Great White under this Agreement including, but not limited to, any breach caused by an Affiliate of Great White or other third party providing a Service. Upon the termination of this Agreement by Everest, Great White shall be entitled to immediate payment of any unpaid balance of any amounts due or to be due to Great White through the date of termination.

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SECTION 3.4    FILES. Great White will maintain files related to these services that, in its sole judgment, determines are necessary for the conduct of this agreement. After termination of this Agreement, Great White will maintain all files related to the services for one year. During the period in which Great White maintains the files, Everest may request to examine the files and to copy documents in the files, up to not later than one year after termination of this Agreement, after which Great White may destroy the files in accordance with its then-existing records retention policy.

ARTICLE IV

INDEMNIFICATION

SECTION 4.1    BY GREAT WHITE. Great White, its Affiliates and their respective shareholders, members, partners, directors, managers, officers, employees and agents shall have no liability for any damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses, including the costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys, accountants, consultants and other professionals fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder, (collectively, the “Losses”) to Everest, its Affiliates or their respective shareholders, members, partners, directors, managers, officers, employees or agents with respect to any Services, except for Losses arising out of or resulting from the gross negligence or willful misconduct of Great White. Great White will indemnify, defend and hold harmless Everest, its Affiliates and their respective shareholders, members, partners, directors, managers, officers, employees and agents from and against any Losses arising out of or resulting from such gross negligence or willful misconduct.

SECTION 4.2    BY EVEREST. Everest shall indemnify, defend and hold harmless Great White, its Affiliates and their respective shareholders, members, partners, directors, managers, officers, employees and agents from and against any Losses arising out of or resulting from Great White providing the Services, except for Losses arising out of or resulting from the gross negligence or willful misconduct of Great White, its Affiliates or their respective shareholders, members, partners, directors, managers, officers, employees or agents.

ARTICLE V

CONFIDENTIALITY

SECTION 5.1    CONFIDENTIALITY. The Parties shall hold and shall cause their respective shareholders, members, partners, directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as hereafter defined); provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, Great White or Everest, as the case may be, will be

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responsible, or (ii) to the extent any member of a Party is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law.

SECTION 5.2    PROTECTIVE ORDER. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to Section 5.1(ii) above, either Party, as the case may be, shall promptly notify the other Party of the existence of such request or demand and shall provide the other Party with a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed.

SECTION 5.3    CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, “Confidential Information” shall mean any and all proprietary, technical or operational information, data or material of a Party of a non-public or confidential nature, whether marked as such or not, which has been disclosed by a Party to the other Party in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other Party, (except to the extent that such Confidential Information can be shown to have been (a) in the public domain through no fault of a Party or (b) later lawfully is acquired by the Receiving Party from another source that does not have any confidentiality obligations to the other Party).

SECTION 5.4    INTELLECTUAL PROPERTY. All intellectual property, including without limitation, recommendations, specifications, maps, cross-sections, technical data, drawings, plans, calculations, analyses, reports and other documents or digital information prepared by Great White, its employees and contractors under the Agreement, shall become the property of Everest. At Everest’s request, such intellectual property shall be delivered to Everest upon completion of Great White’s services under the Agreement. Great White shall disclose to Everest, promptly and fully, without limitation, any and all useful ideas, concepts, methods, procedures, processes, improvements, prospects, discoveries, and the like (hereinafter collectively referred to as “Developments”) of any nature, made, conceived, or first reduced to practice or use by Great White as a result of its performance under this Agreement. Unless covered by an appropriate agreement between any third party and Everest, Great White shall not engage in any activities or use any third-party facilities or intellectual property in performing the services hereunder which could result in claims of ownership to any Developments being made by such third party. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Great White during the course of performing work for Everest (collectively, the “Work Product”) shall belong exclusively to Everest and, to the extent possible, shall be considered a work made for hire for Everest within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made for hire for Everest, Great White agrees to assign, and hereby assigns at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Great White may have in such Work Product. Upon request of Everest, Great White shall take such further actions, including execution and delivery of declarations, instruments of conveyance, and the like for any applications or registrations Everest may, at its expense, apply for and as may be appropriate to give full and proper effect to such assignments.

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ARTICLE VI

FORCE MAJEURE

SECTION 6.1    PERFORMANCE EXCUSED. Continued performance of a Service may be suspended immediately to the extent caused by any event or condition beyond the reasonable control of the Party suspending such performance including, but not limited to, any act of God, fire, labor or trade disturbance, war, civil commotion, compliance in good faith with any law, unavailability of materials or other event or condition whether similar or dissimilar to the foregoing (each, a “Force Majeure Event”).

SECTION 6.2    NOTICE. The Party claiming suspension due to a Force Majeure Event will give prompt notice to the other Party of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration.

SECTION 6.3    COOPERATION. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.1    EVEREST. Everest represents and warrants to Great White that as of the date of this Agreement:

(a)    Everest is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute, deliver, and perform this Agreement.

(b)    The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Everest and do not violate or conflict with its organizational documents, as amended, any material agreement to which Everest or its assets are bound, or any provision of law applicable to Everest.

(c)    All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been materially complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement.

(d)    This Agreement constitutes the legal, valid, and binding obligation of Everest enforceable against Everest in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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SECTION 7.2    GREAT WHITE. Great White represents and warrants to Everest that as of the date of this Agreement:

(a)    Great White is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute, deliver, and perform this Agreement.

(b)    The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Great White and do not violate or conflict with its organizational documents, as amended, any material agreements to which Great White or its assets are bound, or any provision of law applicable to Great White.

(c)    All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been materially complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement.

(d)    This Agreement constitutes the legal, valid, and binding obligation of Great White enforceable against Great White in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1    CONSTRUCTION RULES. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Agreement shall apply to such words when used in the other form where the context so permits and vice versa. Any reference to a section number in this Agreement shall mean the section number in this Agreement unless otherwise expressly stated. All exhibits attached to this Agreement are hereby incorporated by reference, and any reference to an exhibit in this Agreement shall mean the exhibit attached to this Agreement unless otherwise expressly stated. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 8.2    NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile or electronic transmission delivered or transmitted to the Party to whom such notice or communication is directed, to the address of such Party as follows:

To: Everest	Everest Operations Management LLC

14301 Caliber Drive, Suite 300

Oklahoma City, Oklahoma 73134

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Attn: Vice President and CFO

Fax: (405) 463-6998

Email: notice@ Everestenergy.com

To: Great White:	Great White Energy Corporation

14201 Caliber Drive, Suite 300.

Oklahoma City, OK 73134

Attn: Controller

Fax: (405) 285-6165

Email: notice@ greatwhiteenergy.com

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) the day such notice or communication is faxed or sent electronically and the sender has received a confirmation of such fax or electronic transmission. A Party may, for purposes of this Agreement, change its address, fax number, email address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other Party pursuant hereto.

SECTION 8.3    ASSIGNMENT; BINDING EFFECT. Neither Party may assign or delegate any of its respective rights, duties or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other Party; provided, that the foregoing shall in no way restrict the performance of a Service by an Affiliate of Great White or a third party as otherwise allowed under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

SECTION 8.4    NO THIRD PARTY BENEFICIARIES. Except as specifically set forth in this Agreement, nothing in this Agreement is intended to or shall confer upon any party (other than the Parties) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no party (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

SECTION 8.5    AMENDMENT. No amendment, addition to, alteration, modification or waiver of any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing and executed by the Parties. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection with this Agreement conflict, the provisions of this Agreement shall prevail.

SECTION 8.6    WAIVER; REMEDIES. The waiver by a Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The failure of a Party to require strict performance of any provision of this Agreement shall not affect such Party’s right to full performance thereof at any time thereafter. No right, remedy or election given by any term of this Agreement or made by a Party shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity. The Parties acknowledge that the rights created hereby are unique and recognizes and affirms that in the

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event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved Party may have no adequate remedy at law. Accordingly, the Parties agree that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce such Party’s rights and the obligations of the other Party not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of a bond or other security).

SECTION 8.7    SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained in this Agreement shall not be affected thereby.

SECTION 8.8    MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, by facsimile or otherwise, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

SECTION 8.9    RELATIONSHIP OF PARTIES. Notwithstanding the actual relationship between the Parties, this Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the Parties.

SECTION 8.10    FURTHER ACTIONS. From time to time, the Parties agree to execute and deliver such additional documents, and take such further actions, as may be requested or necessary to carry out the terms of this Agreement.

SECTION 8.11    REGULATIONS. All employees of Great White and its Affiliates shall, when on the property of Everest, conform to the rules and regulations of Everest concerning safety, health and security which are made known to such employees in advance in writing.

SECTION 8.12    ENTIRE AGREEMENT. This Agreement and the exhibits constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings, either oral or written, between the Parties with respect to the subject matter hereof.

SECTION 8.13    CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 8.14    GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. The Parties further agree that any dispute arising out of this Agreement shall be decided by either the state or federal court in Oklahoma County, Oklahoma. The Parties shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

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SECTION 8.15    LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL OR EQUITABLE THEORY, WHETHER IN TORT, CONTRACT, STRICT LIABILITY OR OTHERWISE, SHALL EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOST MARKETING, LOST PROFITS, LOSS OF GOODWILL, LOSS OF DATA OR WORK STOPPAGE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. GREAT WHITE’S LIABILITY HEREUNDER SHALL BE LIMITED TO THE AMOUNT OF FEES RECEIVED FROM EVEREST.

SECTION 8.16    DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, GREAT WHITE MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN, OR ORAL REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, CUSTOM, TRADE AND QUIET ENJOYMENT.

SECTION 8.17    WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. THE PARTIES ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the day and year first written above.

“EVEREST”	EVEREST OPERATIONS MANAGEMENT LLC,
a Delaware limited liability company

	By:	/s/ Robert N. Fitzgerald
	Name:	Robert N. Fitzgerald
	Title:	Vice President and CFO

“GREAT WHITE”	GREAT WHITE ENERGY SERVICES LLC, a Delaware limited liability company

	By:	/s/ Jay Betz
	Name:	Jay Betz
	Title:	Chief Financial Officer

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EXHIBIT “A”

SCHEDULE OF SERVICES

Great White personnel will provide consulting, technical and administrative services including, but not limited to those activities required to provide the following services:

Human Resources Support – Consulting services as requested by Everest in support of Everest’s Human Resource Manager to meet Everest’s current or potential business needs.

SCHEDULE OF COMPENSATION

Great White will provide the necessary human resources and related overhead support to provide the activities listed above. Great White will compute an hourly rate to recapture the estimated payroll costs of the employees providing the service, including benefits and bonuses. In addition, an overhead surcharge of thirty-five percent (35%) will be added to the cost of the services of Great White personnel to recapture estimated costs of office rent, supplies, computing, etc. The rates will be redetermined annually on January 1st of each year, or more frequently if agreed to by both parties.

Great White shall bill Everest using hourly rates as specified in the most recent Confidential Rate Schedule, signed by Great White’s CFO, which has been delivered to Everest prior to the beginning of the month in which services are to be performed. Great White will prepare a monthly statement of activities and related costs to be presented to Everest by the 25th of the subsequent month.

1.    Human Resources Support

The hourly rates for the Great White Human Resources department members as presented in the current Confidential Rate Schedule plus overhead computed at 35% of the total hourly cost.

Great White shall bill third party charges such as couriers, consultants and outside counsel at actual cost and provide documentation for such expenses. Great White will obtain prior approval from Everest for any single expense item with a cost of $1,000.00 or more occurring in a given month.

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